SILVER BAY REALTY TRUST CORP.
REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS
Aggregate occupancy increases 16 percentage points to 81%

NEW YORK, November 6, 2013 - Silver Bay Realty Trust Corp. (NYSE: SBY) or “Silver Bay,” or “the Company,” today announced its financial results for the quarter ended September 30, 2013.

Highlights

▪	Total revenue increased 35% quarter-over-quarter to $14.5 million

▪	Net operating income outpaced revenue growth, increasing 44% quarter-over-quarter to $4.5 million

▪	Estimated net asset value appreciated 3% quarter-over-quarter to $19.50 per fully diluted share

▪	Increased the number of leased properties by 911 or 25% quarter-over-quarter

▪	Owned portfolio of 5,575 single-family properties, of which 4,521 properties were leased, resulting in an aggregate portfolio occupancy increase to 81% from 65% in the prior quarter

▪	Occupancy for properties owned six months or longer increased to 89% from 87% quarter-over-quarter

“We achieved strong leasing momentum in the quarter,” said David N. Miller, Silver Bay’s President and Chief Executive Officer. “We are continuing to deliver attractive total returns to our stockholders. Our estimated net asset value is up, and the gains in occupancy and operating efficiency are steadily improving our cash flow performance.”

Financial Results

Silver Bay reported total revenue of $14.5 million for the third quarter of 2013, a 35% increase compared to total revenue of $10.7 million for the second quarter of 2013. This sequential quarter increase was primarily attributable to an additional 911 leased properties generating rental income during the quarter. Net loss attributable to common stockholders for the third quarter of 2013 was $6.4 million, or ($0.16) per common share, compared to net loss attributable to common stockholders for the second quarter of 2013 of $6.8 million, or ($0.18) per common share. Due to the formative stage of Silver Bay’s development, a significant number of the Company’s properties were in the initial renovation and leasing phases and therefore were not yet producing rental income.

The Company reported net operating income, or NOI, of $4.5 million for the third quarter of 2013, a 44% increase compared to NOI of $3.1 million for the second quarter of 2013. The sequential quarter increase was primarily attributed to an increase in portfolio occupancy. NOI is a non-GAAP financial measure. A reconciliation of net loss to NOI is included in the financial and operating tables accompanying this press release.

Portfolio Summary and Operating Metrics

Silver Bay owned a portfolio of 5,575 single-family properties as of September 30, 2013. The following table provides a summary of Silver Bay’s portfolio and operating metrics for the second and third quarter of 2013:

PORTFOLIO AND OPERATING SUMMARY
	As of September 30, 2013	As of June 30, 2013
Estimated net asset value per fully diluted share	$19.50	$18.95
Book value per fully diluted share	$17.16	$17.30

	As of September 30, 2013	As of June 30, 2013
Occupancy Rate
Stabilized properties	95%	94%
Properties owned six months or longer	89%	87%
Aggregate portfolio	81%	65%
Average monthly rent on the aggregate portfolio	$1,161	$1,148

Estimated Net Asset Value

Silver Bay reported an estimated net asset value, or Estimated NAV, per fully diluted share of $19.50 based on an estimated fair market value, or Estimated Portfolio Value, of the Company’s properties of $829.8 million as of September 30, 2013. The Company’s book value per fully diluted share was $17.16 as of September 30, 2013. The difference between Estimated NAV and book value per fully diluted share is attributable to multiple factors, including appreciation in the underlying assets of the Company’s portfolio of single-family properties, the Company’s purchasing of single-family properties at discounts to market prices, value created by renovations completed in excess of the cost of renovations, and the exclusion of accumulated depreciation in the calculation of the Company’s Estimated Portfolio Value.

The Estimated Portfolio Value of the Company’s properties is calculated by Silver Bay’s proprietary automated valuation model, or AVM, which estimates the value of the Company’s properties on an individual basis based on comparable sales in the residential real estate market, without reference to the intended use for the properties. Estimated NAV does not ascribe any value to in-place leases or to the portfolio as a whole (as compared to the sum of the values of the individual properties), nor does it consider cash flow or other yield metrics. Estimated NAV and Estimated Portfolio Value are non-GAAP financial measures. A reconciliation of book value to Estimated NAV is included in the financial and operating tables accompanying this press release.

Operating Metrics

Silver Bay reported an occupancy rate of 95% on properties that were stabilized as of September 30, 2013, which increased slightly from 94% in the prior quarter.

For properties that were owned for six months or longer, the Company reported an occupancy rate of 89% as of September 30, 2013, an increase of two percentage points compared to an occupancy rate of 87% as of June 30, 2013. Silver Bay reported an occupancy rate of 81% for the aggregate portfolio as of September 30, 2013, an increase of 16 percentage points compared to an occupancy rate of 65% on the aggregate portfolio as of June 30, 2013. The sequential quarter increases in the occupancy rates for properties owned for six months or longer and the aggregate portfolio are primarily attributable to renovation and leasing activity exceeding acquisition activity. The occupancy rate of the aggregate portfolio remains below the portfolio’s expected performance on a stabilized basis due to the number of properties still in the initial renovation and leasing phase. A summary of Silver Bay’s occupancy rates is included in the financial and operating tables accompanying this press release.

Silver Bay reported an average monthly rent for the aggregate portfolio of $1,161 for the third quarter of 2013, compared to an average monthly rent of $1,148 for the second quarter of 2013. The increase in average monthly rent on a sequential quarter basis was primarily due to changes in portfolio mix.

Dividend Declaration

The Company’s Board of Directors declared a quarterly dividend of $0.01 per diluted share of common stock for the quarter ended September 30, 2013. The dividend was paid October 11, 2013 to common stockholders of record at the close of business on October 1, 2013.

Financing and Liquidity

As of September 30, 2013, Silver Bay had $144.7 million outstanding on its $200.0 million revolving credit facility. The Company had $53.5 million in cash and cash equivalents, $22.7 million in escrow deposits and $55.3 million available under its $200.0 million revolving credit facility as of September 30, 2013.

Share Repurchase Plan
In July 2013, the Company's Board of Directors authorized the Company to repurchase up to 2,500,000 shares of its common stock through a share repurchase program. As of September 30, 2013, 500,000 shares had been repurchased by the Company under the program at an average price of $15.58 per common share.

Conference Call

Silver Bay will host a conference call on November 7, 2013 at 9:00 a.m. EST to discuss third quarter 2013 financial results and business highlights. To participate in the teleconference, please call toll-free (888) 317-6016 (or (412) 317-6016 for international callers and (855) 669-9657 for Canadian callers) approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the Company's website at www.silverbayrealtytrustcorp.com in the Investor Relations section under the Events Calendar link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EST on November 7, 2013 through 9:00 a.m. EST on November 22, 2013. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers and (855) 669-9658 for Canadian callers) and providing Conference Number 10035346. The call will also be archived on the Company's website in the Investor Relations section under the Events Calendar link.

Silver Bay Realty Trust Corp.

Silver Bay Realty Trust Corp. is a Maryland corporation focused on the acquisition, renovation, leasing and management of single-family properties for rental income and long-term capital appreciation. Silver Bay currently owns single-family properties in Arizona, California, Florida, Georgia, Nevada, North Carolina, Ohio and Texas. Silver Bay has elected to be taxed as a REIT for U.S. federal tax purposes.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include: Silver Bay’s ability to execute share repurchases upon terms acceptable to the company; adverse economic or real estate developments in Silver Bay’s target markets; defaults on, early terminations of or non-renewal of leases by residents; difficulties in identifying properties to acquire and completing acquisitions; increased time and/or expense to gain possession and renovate properties; Silver Bay’s failure to successfully operate its properties; Silver Bay’s ability to obtain financing arrangements; Silver Bay’s failure to meet the conditions to draw under the credit facility; general volatility of the markets in which it participates; interest rates and the market value of Silver Bay’s target assets; the impact of changes in governmental regulations, tax law and rates, and similar matters.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Silver Bay does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Silver Bay’s most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward looking statements concerning Silver Bay or matters attributable to Silver Bay or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures

Estimated Portfolio and Estimated Net Asset Value

The Estimated Portfolio Value reflects the value of Silver Bay’s properties calculated by the Company’s proprietary AVM, less the Company’s estimate of the remaining cost to renovate such properties, or Estimated Renovation Reserve. The AVM estimates the value of the Company’s properties on an individual basis based on prior comparable sales in the residential real estate market, without reference to the intended use for the properties. These individual property values are then aggregated and reduced by the Estimated Renovation Reserve, which accounts for the AVM assumption that renovations for all properties have been completed, to derive the Estimated Portfolio Value of the Company’s properties. The difference between the Estimated Portfolio Value and net investments in real estate as of September 30, 2013 is attributable to multiple factors, including home price appreciation in Silver Bay markets, purchasing at discounts to market prices, value created by the Company’s renovations in excess of the cost of the renovations, and the exclusion of accumulated depreciation in the calculation of Estimated Portfolio Value.

Estimated NAV is intended to be an estimate of the value of all of the Company’s assets net of liabilities. To calculate Estimated NAV, the Company starts with its historical book value, subtracts its historical net investments in real estate and adds its Estimated Portfolio Value. For purposes of calculating Estimated Portfolio Value and estimated NAV, the Company does not deduct the estimated costs of selling the properties in the portfolio, including commissions and closing costs. Further, the Company ascribes no value to existing leases or to the portfolio as a whole (as compared to the sum of the values of the individual properties), nor does it consider cash flow or other yield metrics.

Estimated Portfolio Value and Estimated NAV are non-GAAP financial measures. Silver Bay provides the Estimated Portfolio Value and Estimated NAV as additional tools for investors seeking to value the Company. These metrics should be considered along with other available information in valuing and assessing Silver Bay, including the Company’s GAAP financial measures and other cash flow and yield metrics, and these metrics should not be viewed as a substitute for book value, net investments in real estate, equity, net income or cash flows from operations prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity.

Net Operating Income

NOI is defined by the Company as total revenue less property operating and maintenance, real estate taxes, homeowners’ association fees and property management expenses. NOI excludes depreciation and amortization, advisory management fee, general and administrative expenses, interest expense and other expenses.

NOI should not be considered an alternative to net loss or net cash flows from operating activities, as determined in accordance with GAAP, as indications of Silver Bay’s performance or as measures of liquidity. Although the Company uses this non-GAAP measure for comparability in assessing its performance against other REITs, not all REITs compute the same non-GAAP measure. Accordingly, there can be no assurance that the Company’s basis for computing this non-GAAP measure is comparable with that of other REITs.

Funds From Operations

Funds From Operations, or FFO, is a non-GAAP (in accordance with accounting principles generally accepted in the United States) financial measure that the Company believes, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding the Company’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets. The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss), computed in accordance with GAAP, excluding gains (losses) from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated on the same basis to determine FFO. The Company calculates FFO attributable to common stockholders (diluted) by subtracting, if dilutive, redemption or repurchase related preferred stock issuance costs and dividends on preferred stock and adding back dividends/distributions on dilutive preferred securities and premiums or discounts on preferred stock redemptions or repurchases.

FFO should not be considered an alternative to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of the Company’s performance or as measures of liquidity. This non-GAAP measure is not necessarily indicative of cash available to fund future cash needs. In addition, although the Company uses this non-GAAP measure for comparability in assessing its performance against other REITs, not all REITs compute the same non-GAAP measure.

Additional Information

Stockholders of Silver Bay, and other interested persons, may find additional information regarding the Company at the SEC's Internet site at www.sec.gov or by directing requests to: Silver Bay Realty Trust Corp., Attn: Investor Relations, 601 Carlson Parkway, Suite 250, Minnetonka, MN 55305, telephone (952) 358-4400.

SUPPLEMENTAL FINANCIAL AND OPERATING DATA
THIRD QUARTER 2013

TABLE OF CONTENTS

ITEM	PG.

CONDENSED CONSOLIDATED BALANCE SHEETS	7

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS	8

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY	9

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	10

PORTFOLIO SUMMARY OF SINGLE-FAMILY PROPERTIES	11

PORTFOLIO SUMMARY OF STABILIZED PROPERTIES AND THOSE OWNED SIX MONTHS OR LONGER	12

DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES	13-14

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

	September 30, 2013 (unaudited)	December 31, 2012
Assets
Investments in real estate:
Land	$135,510	$82,310
Building and improvements	616,868	338,252
	752,378	420,562
Accumulated depreciation	(13,297)	(1,869)
Investments in real estate, net	739,081	418,693

Assets held for sale	7,450	-
Cash and cash equivalents	53,528	228,139
Escrow deposits	22,679	19,727
Resident security deposits	6,105	2,266
In-place lease and deferred lease costs, net	930	2,363
Deferred financing costs, net	3,485	-
Other assets	5,732	6,114
Total Assets	$838,990	$677,302

Liabilities and Equity
Liabilities:
Revolving credit facility	$144,734	$-
Accounts payable and accrued property expenses	10,169	4,550
Resident prepaid rent and security deposits	7,389	2,713
Amounts due to the manager and affiliates	6,001	3,071
Amounts due previous owners	3,186	6,555
Total Liabilities	171,479	16,889

10% cumulative redeemable preferred stock, $.01 par; 50,000,000 authorized, 1,000 issued and outstanding	1,000	1,000

Equity:
Stockholders' Equity:
Common stock $.01 par; 450,000,000 shares authorized; 38,812,821 and 37,328,213, respectively shares issued and outstanding	387	372
Additional paid-in capital	692,205	664,146
Accumulated other comprehensive loss	(243)	-
Cumulative deficit	(26,328)	(5,609)
Total Stockholders' Equity	666,021	658,909
Noncontrolling interests - Operating Partnership	490	504
Total Equity	666,511	659,413
Total Liabilities and Equity	$838,990	$677,302

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED) (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

	Three Months Ended September 30,		Nine Months Ended September 30,
Revenue:	2013	2012	2013	2012
Rental income	$13,923	$726	$31,544	$811
Other income	563	20	1,340	22
Total revenue	14,486	746	32,884	833

Expenses:
Property operating and maintenance	4,280	638	8,624	774
Real estate taxes	1,761	406	4,893	526
Homeowners’ association fees	286	155	847	162
Property management	3,675	55	9,173	64
Depreciation and amortization	5,683	449	14,061	481
Advisory management fee - affiliates	2,166	610	7,596	804
General and administrative	1,866	103	5,343	296
Interest expense	989	-	1,147	-
Other	142	2	690	2
Total expenses	20,848	2,418	52,374	3,109
Net loss	(6,362)	(1,672)	(19,490)	(2,276)

Net loss attributable to noncontrolling interests - Operating Partnership	5	-	14	-
Net loss attributable to controlling interests	(6,357)	-	(19,476)	-
Preferred stock distributions	(25)	-	(75)	-
Net loss attributable to common stockholders	$(6,382)	$-	$(19,551)	$-

Loss per share – basic and diluted(1):
Net loss attributable to common shares	$(0.16)	$-	$(0.50)	$-
Weighted average common shares outstanding	39,095,200	-	39,198,239	-

Comprehensive Loss:
Net loss	$(6,362)	$(1,672)	$(19,490)	$(2,276)
Other comprehensive loss:
Change in fair value of interest rate cap derivatives	(243)	-	(243)	-
Other comprehensive loss	$(243)	$-	$(243)	$-
Comprehensive loss	(6,605)	(1,672)	(19,733)	(2,276)
Less comprehensive loss attributable to noncontrolling interests – Operating Partnership	5	-	14	-
Comprehensive loss attributable to controlling interests	$(6,600)	$(1,672)	$(19,719)	$(2,276)

(1)	A total of 27,459 of common units were outstanding as of September 30, 2013 but have been excluded from the calculation of diluted EPS as their inclusion would not be dilutive.

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

	Common Stock
	Shares	Par Value Amount	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Cumulative Deficit	Total Stockholders' Equity	Noncontrolling Interests - Operating Partnership	Parent Equity	Total Equity

Balance at January 1, 2012	-	$-	$-	$-	$(89)	$-	$-	$250	$161
Capital contributions	-	-	-	-	-	-	-	226,000	226,000
Net loss	-	-	-	-	(2,276)	-	-	-	(2,276)
Balance at September 30, 2012	-	$-	$-	$-	$(2,365)	$-	$-	$226,250	$223,885

Balance at January 1, 2013	37,328,213	$372	$664,146	$-	$(5,609)	$658,909	$504	$-	$659,413
Net proceeds from sale of common stock	1,987,500	20	34,368	-	-	34,388	-	-	34,388
Non-cash equity awards	(2,892)	-	404	-	-	404	-	-	404
Repurchase of common stock	(500,000)	(5)	(7,785)	-	-	(7,790)	-	-	(7,790)
Dividends declared	-	-	-	-	(1,243)	(1,243)	-	-	(1,243)
Other	-	-	1,072	-	-	1,072	-	-	1,072
Net loss	-	-	-	-	(19,476)	(19,476)	(14)	-	(19,490)
Other comprehensive loss	-	-	-	(243)	-	(243)	-	-	(243)
Balance at September 30, 2013	38,812,821	$387	$692,205	$(243)	$(26,328)	$666,021	$490	$-	$666,511

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(AMOUNTS IN THOUSANDS)

	Nine Months Ended September 30,
Cash Flows From Operating Activities:	2013	2012
Net loss	$(19,490)	$(2,276)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	14,061	481
Non-cash stock compensation	746	-
Amortization of deferred financing costs	480	-
Other	333	-
Net change in assets and liabilities:
Increase in escrow reserves under the credit facility	(12,645)	-
Increase in escrow cash for operating activities	(1,282)	(8,319)
Increase in deferred lease fees and other assets	(377)	(601)
Increase in accounts payable, accrued property expenses, and prepaid rent	3,461	2,631
Increase in related party payables, net	855	1,193
Net cash used by operating activities	(13,858)	(6,891)

Cash Flows From Investing Activities:
Purchase of investments in real estate	(258,910)	(178,775)
Capital improvements of investments in real estate	(82,877)	(12,590)
Decrease (increase) in escrow cash for investing activities	10,975	(556)
Proceeds from sale of investments in real estate	4,195	-
Other	(252)	-
Net cash used by investing activities	(326,869)	(191,921)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock, net of offering costs	34,513	-
Proceeds from revolving credit facility	144,734	-
Deferred financing costs paid	(3,965)	-
Interest rate cap agreements	(533)	-
Repurchase of common stock	(7,790)	-
Dividends paid	(843)	-
Capital contribution of parent, net	-	226,000
Net cash provided by financing activities	166,116	226,000

Net change in cash and cash equivalents	(174,611)	27,188
Cash and cash equivalents at beginning of period	228,139	250
Cash and cash equivalents at end of period	$53,528	$27,438

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,336	$-
Board of directors stock compensation	$125	$-

Noncash investing and financing activities:
Common stock and unit dividends declared, but not paid	$(387)	$-
Advisory management fee – additional basis	$1,071	$-
Change in contingent consideration	$222	$-
Capital improvements in accounts payable	$2,796	$-

SILVER BAY REALTY TRUST CORP.
PORTFOLIO SUMMARY OF SINGLE-FAMILY PROPERTIES

The following table provides a summary of Silver Bay’s portfolio of single-family properties as of September 30, 2013.

Market	Number of Properties(1)	Aggregate Cost Basis(2) (thousands)	Average Cost Basis Per Property (thousands)	Average Age (in years)(3)	Average Square Footage	Number of Leased Properties	Number of Vacant Properties(4)	Average Monthly Rent for Leased Properties(5)
Phoenix	1,427	$198,839	$139	24.2	1,636	1,275	152	$1,033
Atlanta	969	117,487	121	16.8	2,023	746	223	1,193
Tampa	926	128,300	139	23.6	1,656	853	73	1,208
Northern CA(6)	384	71,665	187	44.4	1,401	356	28	1,488
Las Vegas	290	40,901	141	16.7	1,719	277	13	1,153
Columbus	284	25,204	89	35.6	1,417	98	186	979
Orlando	214	31,536	147	24.8	1,684	164	50	1,254
Tucson	208	16,898	81	39.9	1,330	195	13	828
Dallas	205	25,201	123	20.4	1,643	147	58	1,255
Southern CA(7)	156	23,218	149	43.0	1,346	141	15	1,146
Southeast FL(8)	154	29,668	193	33.7	1,708	69	85	1,787
Charlotte	130	16,783	129	11.8	1,980	103	27	1,170
Jacksonville	125	16,081	129	30.7	1,575	44	81	1,079
Houston	103	10,597	103	29.8	1,698	53	50	1,181
Totals	5,575	$752,378	$135	25.6	1,676	4,521	1,054	$1,161

(1)
Total properties exclude properties held for sale or sold by the Company’s taxable REIT subsidiary and any properties acquired in previous periods in sales that have been subsequently rescinded or vacated.

(2)
Aggregate cost includes all capitalized costs, determined in accordance with U.S. generally accepted accounting principles, incurred through September 30, 2013 for the acquisition, stabilization, and significant post-stabilization renovation of properties, including land, building, possession costs and renovation costs. Aggregate cost does not include accumulated depreciation.

(3)
As of September 30, 2013, approximately 19% of the properties in the aggregate portfolio were less than 10 years old, 26% were between 10 and 20 years old, 18% were between 20 and 30 years old, 17% were between 30 and 40 years old, 9% were between 40 and 50 years old and 11% were more than 50 years old.

(4)	Total number of vacant properties includes properties in the process of stabilization as well as those available for lease.

(5)   Average monthly rent for leased properties was calculated as the average of the contracted monthly rent for all leased properties as of September 30, 2013 and reflects rent concessions amortized over the life of the related lease.

(6)	Northern California market currently consists of Contra Costa, Napa and Solano counties.

(7)	Southern California market currently consists of Riverside and San Bernardino counties.

(8)	Southeast Florida market currently consists of Miami-Dade, Broward and Palm Beach counties.

SILVER BAY REALTY TRUST CORP.
PORTFOLIO SUMMARY OF STABILIZED PROPERTIES AND
THOSE OWNED SIX MONTHS OR LONGER

The following table summarizes Silver Bay’s stabilized properties and those owned six months or longer as of September 30, 2013.

	Stabilized Properties					Properties Owned at Least Six Months
Market	Number of Stabilized Properties	Properties Leased	Properties Vacant	Occupancy Rate	Average Monthly Rent for Leased Stabilized Properties(1)	Properties Owned 6 Months or Longer	Properties Leased	Properties Vacant	Occupancy Rate	Average Monthly Rent for Properties Owned at Least 6 Months(2)
Phoenix	1,372	1,275	97	93%	$1,033	1,274	1,171	103	92%	$1,036
Atlanta	811	746	65	92%	1,193	773	688	85	89%	1,199
Tampa	870	853	17	98%	1,208	891	821	70	92%	1,211
Northern CA	373	356	17	95%	1,488	344	327	17	95%	1,486
Las Vegas	281	277	4	99%	1,153	277	268	9	97%	1,154
Columbus	107	98	9	92%	979	94	37	57	39%	1,080
Orlando	167	164	3	98%	1,254	132	127	5	96%	1,275
Tucson	202	195	7	97%	828	202	191	11	95%	828
Dallas	158	147	11	93%	1,255	98	80	18	82%	1,270
Southern CA	147	141	6	96%	1,146	156	141	15	90%	1,146
Southeast FL	74	69	5	93%	1,787	108	43	65	40%	1,743
Charlotte	110	103	7	94%	1,170	103	89	14	86%	1,185
Jacksonville	47	44	3	94%	1,079	51	22	29	43%	1,011
Houston	57	53	4	93%	1,181	33	22	11	67%	1,191
Totals	4,776	4,521	255	95%	$1,161	4,536	4,027	509	89%	$1,162

(1)
Average monthly rent for leased stabilized properties was calculated as the average of the contracted monthly rent for all stabilized leased properties as of September 30, 2013 and reflects rent concessions amortized over the life of the related lease.

(2)
Average monthly rent for properties owned at least six months was calculated as the average of the contracted monthly rent for all properties owned at least six months as of September 30, 2013 and reflects rent concessions amortized over the life of the related lease.

SILVER BAY REALTY TRUST CORP.
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

Estimated Portfolio and Estimated Net Asset Value

Estimated Portfolio Value and Estimated NAV are non-GAAP financial measures. Silver Bay provides the Estimated Portfolio Value and Estimated NAV, and believes such metrics are useful, as additional tools for investors seeking to value the Company. These metrics should be considered along with other available information in valuing and assessing Silver Bay, including the Company’s GAAP financial measures or other cash flow or yield metrics and should not be viewed as a substitute for book value, net investments in real estate, equity, net income or cash flows from operations prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity.

A description of the Company’s AVM along with certain assumptions and limitations related to its AVM and its calculations of Estimated Portfolio Value and Estimated NAV can be found on the Company’s website at www.silverbayrealtytrustcorp.com in the Investor Relations section under the non-GAAP Reconciliations link.

The following is a reconciliation of the Company’s investments in real estate to Estimate Portfolio Value and book value to Estimated NAV:

	September 30, 2013
	Amount	Per Share(1)
Investments in real estate, gross	$752,378	$19.37
Accumulated depreciation	(13,297)	(0.34)
Investments in real estate, net	739,081	19.03
Add: Increase in estimated fair market value of investments in real estate(2)	97,501	2.51
Less: Estimated Renovation Reserve(3)	(6,753)	(0.17)
Estimated Portfolio Value	$829,829	$21.37

Book value(4)	$666,511	$17.16
Less: Investments in real estate, net	(739,081)	(19.03)
Add: Estimated Portfolio Value	829,829	21.37
Estimated Net Asset Value	$757,259	$19.50

(1)	Per share amounts are based upon common shares outstanding of 38,812,821 plus 27,459 of common units for a total of 38,840,280 fully diluted shares outstanding as of September 30, 2013.

(2)	Difference between AVM derived value of the Company’s portfolio of properties of $836,582, which assumes all properties are fully renovated, and net investments in real estate.

(3)	Estimated renovation reserve is calculated on properties in the portfolio that are not currently stabilized and for which the initial renovation has not been completed.

(4)	Book value as defined by U.S. generally accepted accounting principles represents total assets less total liabilities and less preferred stock in mezzanine or total equity.

Net Operating Income

Net operating income, or NOI, is defined by the Company as total revenue less property operating and maintenance, real estate taxes, homeowners’ association fees and property management expenses. NOI excludes depreciation and amortization, advisory management fee, general and administrative expenses, interest expense and other expenses.

The Company considers NOI to be a meaningful financial measure, when considered with the financial statements determined in accordance with U.S. generally accepted accounting principles. The Company believes NOI is helpful to investors in understanding the core performance of the real estate operations of the Company.

The following is a reconciliation of the Company’s NOI to net loss as determined in accordance with GAAP:

	Three Months Ended September 30, 2013	Three Months Ended June 30, 2013
Net loss	$(6,362)	$(6,746)
Depreciation and amortization	5,683	4,961
Advisory management fee	2,166	2,578
General and administrative	1,866	1,949
Other	142	217
Interest expense	989	158
Net operating income	$4,484	$3,117

Funds From Operations

Funds From Operations, or FFO, is a non-GAAP (in accordance with accounting principles generally accepted in the United States) financial measure that the Company believes, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding the Company’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets. The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss), computed in accordance with GAAP, excluding gains (losses) from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated on the same basis to determine FFO. The Company calculates FFO attributable to common stockholders (diluted) by subtracting, if dilutive, redemption or repurchase related preferred stock issuance costs and dividends on preferred stock and adding back dividends/distributions on dilutive preferred securities and premiums or discounts on preferred stock redemptions or repurchases.

FFO should not be considered an alternative to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of the Company’s performance or as measures of liquidity. This non-GAAP measure is not necessarily indicative of cash available to fund future cash needs. In addition, although the Company uses this non-GAAP measure for comparability in assessing its performance against other REITs, not all REITs compute the same non-GAAP measure.

The following is a reconciliation of the Company’s net loss as determined in accordance with GAAP and its calculation of FFO:

	Three Months Ended	Three Months Ended
	September 30, 2013	June 30, 2013
Net loss attributable to common stockholders	$(6,382)	$(6,767)
Noncontrolling interests - Operating Partnership	(5)	(4)
Preferred distributions	25	25
Depreciation and amortization	5,683	4,961
Other	51	(49)
Funds from Operations	$(628)	$(1,834)